UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 19, 2018

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

97 River Road, Flemington, NJ 08822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 837-9097

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 5, 2018, H/Cell Energy Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) announcing the acquisition of PVBJ Inc., a New Jersey corporation (“PVBJ”). In the Form 8-K, the Company indicated that it would file the financial information required by Item 9.01(a) and 9.01(b) on an amended Current Report on Form 8-K (the “Amended Form 8-K”) not later than seventy-one (71) calendar days after the date that the Form 8-K was required to be filed, in accordance with the rules and regulations of the Securities and Exchange Commission. The Amended Form 8-K is due today, April 19, 2018. Due to unforeseen complications involving the historical financial records of PVBJ, the Company needs more time to complete the audited financial statements of PVBJ. As such, the Company will not meet the deadline for the filing of the Amended Form 8-K. The Company is working diligently to complete the financial statements of PVBJ and will file the Amended Form 8-K as soon as possible, which the Company currently anticipates will be approximately the middle of May 2018.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: April 19, 2018	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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